EXHIBIT 99.1

KATE SPADE & COMPANY REPORTS FIRST QUARTER 2017 RESULTS

•	Direct-to-consumer comparable sales decline of 2%
•	Net sales decreased $3 million, or 1%, compared to the first quarter of 2016
•

Net income of $1 million, or 1% of net sales, including $7 million of pretax store impairment charges and $2 million of pretax fees and expenses related to the Company’s ongoing review of strategic alternatives

•	Adjusted EBITDA of $30 million, or 11% of net sales, including the aforementioned fees and expenses of $2 million
•

Diluted earnings per share from continuing operations of $0.01 on a GAAP basis, or $0.01 using a normalized tax rate, including $0.07 and $0.04, respectively, of after tax impact from the aforementioned impairment charges and fees and expenses

•

In light of the ongoing review of strategic alternatives to enhance shareholder value, the Company will not be providing forward-looking guidance or hosting a conference call for this quarter’s results

NEW YORK – APRIL 18, 2017 – Kate Spade & Company (NYSE:KATE) today announced results for the first quarter ended April 1, 2017.

Net sales for the first quarter of 2017 were $271 million, a decrease of $3 million, or 1.2%, compared to the first quarter of 2016. For the first quarter of 2017 on a GAAP basis, the Company recorded income from continuing operations of $1 million, or $0.01 per diluted share, including $7 million of pretax store impairment charges and $2 million of pretax fees and expenses related to the Company’s ongoing review of strategic alternatives. Income from continuing operations for the first quarter of 2016 was $11 million, or $0.08 per diluted share. Diluted earnings per share from continuing operations for the first quarter of 2017 were $0.01 using a normalized tax rate and including $0.04 of after tax impact from the previously noted charges, fees and expenses, compared to $0.05 for the first quarter of 2016. Adjusted EBITDA was $30 million for the first quarter of 2017, including the previously mentioned fees and expenses of $2 million related to the Company’s ongoing review of strategic alternatives, compared to Adjusted EBITDA of $35 million for the first quarter of 2016.

Craig A. Leavitt, Chief Executive Officer of Kate Spade & Company, said: “Despite a challenging retail environment and the later Easter holiday, we achieved yet another quarter of double-digit eCommerce comparable sales growth, which helped offset softness in bricks and mortar stores.  Against this backdrop, we delivered strong gross margin expansion while working to drive profitable growth across our categories and channels. At the same time, our Board of Directors, together with management, continue to evaluate strategic alternatives to further maximize value for our shareholders.”

George Carrara, President and Chief Operating Officer of Kate Spade & Company, added:  “We delivered over 140 basis points of gross margin expansion in the first quarter driven by operational efficiencies and our continued focus on quality of sale amidst a highly promotional environment. In addition, we continued to generate robust cash flow over the past twelve months and ended the quarter with $422 million in cash. We delivered these solid results despite the factors that negatively impacted our first quarter performance.”

REVIEW OF STRATEGIC ALTERNATIVES

On February 16, 2017, Kate Spade & Company announced that its Board of Directors, together with management and in consultation with Perella Weinberg Partners as its financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison as its legal counsel, is conducting a process to explore and evaluate strategic alternatives to further enhance shareholder value. The Board is proceeding in a timely manner, but has not set a definitive timetable for completion of this process. There can be no assurance that this review process will result in a transaction or other strategic alternative of any kind. The Company does not intend to disclose developments or provide updates on the progress or status of this process or discuss with investors the Company’s results of operations until it deems further disclosure is appropriate or required. No forward-looking guidance will be provided at this time. Due to the ongoing review process, the Company will not host an earnings call or webcast for its first quarter results.

FIRST QUARTER RESULTS

Overall Results

Net sales for the first quarter of 2017 were $271 million, a  decrease of $3 million, or 1.2%, compared to the first quarter of 2016. First quarter 2017 direct-to-consumer comparable sales declined (2.4)%, or (8.1)% excluding eCommerce. Comparable sales per square foot for kate spade new york stores were $1,516 for the latest twelve months, compared to $1,557 for the twelve month period ended December 31, 2016.

Gross profit as a percentage of net sales was 63.2% for the first quarter of 2017, compared to 61.8% for the first quarter of 2016.

Selling, general & administrative expenses were $165 million in the first quarter of 2017 and $152 million in the first quarter of 2016, or 60.7% and 55.3% of net sales, respectively, including $7 million of store impairment charges and $2 million of fees and expenses related to the Company’s ongoing review of strategic alternatives.

Income from continuing operations was $1 million, or $0.01 per diluted share in the first quarter of 2017, compared to $11 million, or $0.08 per diluted share, in the first quarter of 2016. Diluted earnings per share from continuing operations in the first quarter of 2017 using a normalized tax rate were $0.01, compared to $0.05 in the first quarter of 2016.

Segment Highlights

•

Kate Spade North America net sales for the first quarter of 2017 were $217 million, a  decrease of $1 million, or 0.6%, compared to the first quarter of 2016. Kate Spade North America Segment Adjusted EBITDA was $23 million (10.5% of net sales) for the first quarter of 2017, compared to $25 million (11.2% of net sales) for the first quarter of 2016.

•

Kate Spade International net sales for the first quarter of 2017 were $49 million, flat compared to the first quarter of 2016. Kate Spade International Segment Adjusted EBITDA was $8 million (15.9% of net sales) for the first quarter of 2017, compared to $9 million (17.5% of net sales) for the first quarter of 2016.

•

Adelington Design Group net sales for the first quarter of 2017 were $5 million, a decrease of $2 million, or 29.3%, compared to the first quarter of 2016. Adelington Design Group Segment Adjusted EBITDA was $1 million (10.5% of net sales) for the first quarter of 2017, compared to $2 million (31.8% of net sales) for the first quarter of 2016.

Store Count Information

		Q1 2017
	Q4 2016	Net Store Openings	Q1 2017
North America Owned Stores
Specialty	108	1	109
Outlet	68	-	68
Total North America Owned Stores	176	1	177
Average Square Feet (in ‘000s)	409		411

International Owned Stores
Specialty	25	2	27
Outlet	14	-	14
Concessions	54	(1)	53
Total International Owned Stores	93	1	94
Average Square Feet (in ‘000s)	87		88

Total Owned Store Count	269	2	271
Average Owned Square Feet (in ‘000s)	496		499

Partner Operated Stores	105	-	105
Greater China Joint Venture Stores	45	2	47
Total Partnered Store Count	150	2	152

Total Store Count	419	4	423

Total Licensee Operated Partnered Stores	29	-	29

Total Store Footprint	448	4	452

PRESENTATION OF NON-GAAP FINANCIAL INFORMATION AND KEY OPERATING METRICS

The income from continuing operations for 2017 and 2016 is presented on a GAAP basis and also adjusted by multiplying pretax income by a normalized tax rate. The Company presents the below-described Adjusted EBITDA measure and the 2017 and 2016 results using a normalized tax rate because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.

The attached table, captioned “Reconciliation of Non-GAAP Financial Information,” provides a full reconciliation of actual results to the adjusted results. The Company presents Adjusted EBITDA,

which it defines as income from continuing operations, adjusted to exclude income tax provision, interest expense, net, depreciation and amortization, net, non-cash impairment charges, losses on asset disposals, non-cash share-based compensation expense and unrealized and certain realized foreign currency transaction adjustments, net. The Company presents non-GAAP financial measures because it uses such measures to monitor the performance of its business on a comparable basis and to determine certain levels of compensation. The Company believes the presentation of these measures enhances the ability of its investors to analyze trends in its business and provides them with a means to compare periods that may be affected by various items that might obscure trends or developments in its business.

The Company evaluates comparable sales productivity based on comparable net sales per average square foot, which is defined as net sales divided by the average of beginning and end of period gross square feet and excludes e-commerce net sales. The Company’s policy regarding its calculation of comparable direct-to-consumer net sales is discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of its most recent Annual Report on Form 10-K filed with the SEC on February 23, 2017. The Company presents the above described key operating metrics because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.

ABOUT KATE SPADE & COMPANY

Kate Spade & Company (NYSE: KATE) operates principally under two global, multichannel lifestyle brands: kate spade new york and Jack Spade New YorkTM.  The Company’s four category pillars – women’s, men’s, children’s and home – span demographics, genders and geographies. Known for crisp color, graphic prints and playful sophistication, kate spade new york aims to inspire a more interesting life.  The kate spade new york collection includes the Madison Avenue, Broome Street and on purpose labels.  Jack Spade New York offers a timeless and versatile assortment of bags, sportswear and tailored clothing founded on the aesthetic of simple, purposeful design.  The Company also owns Adelington Design Group, a private brand jewelry design and development group.  Visit www.katespadeandcompany.com for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in, or incorporated by reference into, this press release, future filings by us with the Securities and Exchange Commission (“SEC”), and oral statements made by, or with the approval of, our authorized personnel, that relate to our plans and expectations for future periods are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Words such as “intend,” “expect,” “contemplate,” “anticipate,” “believe,” “plan,” “forecast,” “target,” “aim,” “project,” “on track,” “are positioned to,” “estimate,” “may,” “will,” “should” and variations of such words and similar expressions and phrases are intended to identify such forward-looking statements. You should not place undue reliance on such forward-looking statements, as they are not guarantees of performance or results. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are simply estimates reflecting the best judgment of our senior management and involve, and are subject to, a number of risks and uncertainties, many of which are beyond our control and which could cause actual results to differ materially from those suggested by the forward-looking statements. These risks are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s most recent Annual Report on Form 10-K filed with the SEC on February 23, 2017 and any subsequent quarterly reports on Form 10-Q. All subsequent written and oral forward-looking statements concerning the matters addressed herein and attributable to us or any person acting on our behalf are qualified by these cautionary statements. We may change our intentions, beliefs or expectations at any time and without notice, based upon any change in our assumptions or otherwise. We undertake no obligation to publicly update or revise any forward‑looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:

Priya Trivedi, Vice President, Finance & Treasurer, Kate Spade & Company, 201.295.6110, ptrivedi@katespade.com

Media Contact:

Emily Garbaccio, Vice President, Communications, Kate Spade & Company, 212.739.6552, egarbaccio@katespade.com

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(All amounts in thousands, except per common share data)

	Three Months Ended		Three Months Ended
	April 1, 2017	% of	April 2, 2016	% of
	(13 Weeks)	Sales	(13 Weeks)	Sales

Net Sales	$271,225	100.0%	$274,422	100.0%
Cost of goods sold	99,763	36.8%	104,941	38.2%
Gross Profit	171,462	63.2%	169,481	61.8%
Selling, general & administrative expenses	164,580	60.7%	151,768	55.3%
Operating Income	6,882	2.5%	17,713	6.5%
Other income (expense), net	607	0.2%	(247)	(0.1)%
Interest expense, net	(4,545)	(1.7)%	(4,996)	(1.8)%
Income Before Provision for Income Taxes	2,944	1.1%	12,470	4.5%
Provision for income taxes	1,750	0.6%	1,554	0.6%
Income from Continuing Operations	1,194	0.4%	10,916	4.0%
Discontinued operations, net of income taxes	165		720
Net Income	$1,359		$11,636

Earnings per Share:
Basic
Income from Continuing Operations	$0.01		$0.09
Net Income	$0.01		$0.09

Diluted
Income from Continuing Operations	$0.01		$0.08
Net Income	$0.01		$0.09

Weighted Average Shares, Basic	128,387		127,931
Weighted Average Shares, Diluted	128,954		128,636

KATE SPADE & COMPANY

CONSOLIDATED BALANCE SHEETS

(All amounts in thousands)

	April 1, 2017	April 2, 2016
Assets
Current Assets:
Cash and cash equivalents	$422,332	$260,647
Accounts receivable - trade, net	64,336	68,626
Inventories, net	215,097	220,666
Other current assets	36,871	33,793
Total current assets	738,636	583,732

Property and Equipment, Net	159,395	175,290
Goodwill	52,173	52,315
Intangibles, Net	85,881	87,285
Other Assets	56,020	53,279
Total Assets	$1,092,105	$951,901

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term borrowings	$3,701	$3,638
Other current liabilities	198,204	218,566
Total current liabilities	201,905	222,204

Long-Term Debt	388,878	391,317
Other Non-Current Liabilities	65,005	70,839
Stockholders’ Equity	436,317	267,541
Total Liabilities and Stockholders’ Equity	$1,092,105	$951,901

KATE SPADE & COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in thousands)

	Three Months Ended
	April 1, 2017	April 2, 2016
	(13 Weeks)	(13 Weeks)
Cash Flows from Operating Activities:
Net income	$1,359	$11,636
Adjustments to arrive at income from continuing operations	(165)	(720)
Income from continuing operations	1,194	10,916

Adjustments to reconcile income from continuing operations to net cash used in operating activities:
Depreciation and amortization	12,459	11,539
Loss on asset disposals and impairments, including streamlining initiatives, net	6,767	206
Share-based compensation	6,199	7,910
Foreign currency transaction gains, net	(3,924)	(4,325)
Equity losses of equity investees	260	1,241
Other, net	5	31
Changes in assets and liabilities:
Decrease in accounts receivable - trade, net	13,752	29,279
Increase in inventories, net	(46,261)	(26,306)
Increase in other current and non-current assets	(9,727)	(448)
Increase (decrease) in accounts payable	800	(9,589)
Decrease in accrued expenses and other non-current liabilities	(21,517)	(33,368)
Net change in income tax assets and liabilities	(226)	462
Net cash used in operating activities of discontinued operations	(71)	(119)
Net cash used in operating activities	(40,290)	(12,571)

Cash Flows from Investing Activities:
Purchases of property and equipment	(9,903)	(11,822)
Proceeds from sales of joint venture interests, net	—	(2,350)
Investments in and advances to equity investees	—	(6,500)
Payments for in-store merchandise shops	(1,664)	(660)
Purchase of trademarks	—	(1,200)
Other, net	(11)	45
Net cash used in investing activities	(11,578)	(22,487)

Cash Flows from Financing Activities:
Repayment of Term Loan	(1,000)	(2,000)
Principal payments under capital lease obligations	(138)	(123)
Proceeds from exercise of stock options	810	65
Payment of deferred financing fees	(171)	(315)
Withholding taxes on share-based compensation	(5,344)	(761)
Net cash used in financing activities	(5,843)	(3,134)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	1,507	988

Net Change in Cash and Cash Equivalents	(56,204)	(37,204)
Cash and Cash Equivalents at Beginning of Period	478,536	297,851
Cash and Cash Equivalents at End of Period	$422,332	$260,647

KATE SPADE & COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands, except per common share data)

	Three Months Ended
	April 1, 2017	April 2, 2016
	(13 Weeks)	(13 Weeks)

Total Net Sales	$271,225	$274,422
KATE SPADE North America	217,398	218,677
KATE SPADE International	48,976	48,883
Adelington Design Group	4,851	6,862

Gross Profit	171,462	169,481

SG&A	164,580	151,768

Operating Income	$6,882	$17,713

Other income (expense), net	607	(247)
Interest expense, net	(4,545)	(4,996)
Provision for income taxes	1,750	1,554
Income from Continuing Operations	$1,194	$10,916

Discontinued operations, net of income taxes	165	720

Net Income	$1,359	$11,636

Basic Earnings per Common Share from Continuing Operations	$0.01	$0.09
Diluted Earnings per Common Share from Continuing Operations	$0.01	$0.08

Reconciliation of Adjusted Income from Continuing Operations:
Net Income, per above	$1,359	$11,636
Less: discontinued operations, net of income taxes	(165)	(720)
Adjustment to benefit (provision) for income taxes	372	(4,028)
Adjusted Income from Continuing Operations (a)	$1,566	$6,888

Adjusted Basic Earnings per Common Share from Continuing Operations	$0.01	$0.05
Adjusted Diluted Earnings per Common Share from Continuing Operations (b)	$0.01	$0.05

Reconciliation of Adjusted EBITDA:
Net Income, per above	$1,359	$11,636
Adjustments:
Depreciation and amortization, asset impairments and losses on asset disposals, net (c)	18,252	10,927
Share-based compensation	6,199	7,910
Foreign currency adjustments, net	(1,665)	(1,135)
Interest expense, net	4,545	4,996
Provision for income taxes	(1,750)	(1,554)
Discontinued operations, net of income taxes	(165)	(720)
Adjusted EBITDA	$30,275	$35,168

Adjusted EBITDA
Reportable Segments Adjusted EBITDA (d):
KATE SPADE North America	$22,788	$24,587
KATE SPADE International (e)	7,778	8,537
Adelington Design Group	507	2,185
Other (f)	(798)	(141)
Adjusted EBITDA	$30,275	$35,168

Adjusted EBITDA Margin
KATE SPADE North America	10.5%	11.2%
KATE SPADE International (e)	15.9%	17.5%
Adelington Design Group	10.5%	31.8%
Kate Spade & Company	11.2%	12.8%

(a)

Adjusted amounts for the three months ended April 1, 2017 and April 2, 2016 represent pretax income multiplied by a normalized tax rate of 40.0%, plus  $0.1 million and $0.1 million, respectively, for interest and penalties on uncertain tax positions. The normalized tax rates  were derived by reference to statutory tax rates in the regions in which the Company operates, without giving effect to the impact of income tax consequences of share-based compensation, the Company’s valuation allowance or potential use of its net operating loss carryforwards.

(b)	Adjusted diluted earnings per share for the three months ended April 1, 2017 and April 2, 2016 are based on 128,954 shares outstanding and 128,636 shares outstanding, respectively.
(c)	Excludes amortization included in Interest expense, net.
(d)

Segment Adjusted EBITDA excludes (i) depreciation and amortization and (ii) losses on asset disposals and impairments. The costs of all corporate departments that serve the respective segment are fully allocated, other than non-cash share-based compensation expense. The Company does not allocate amounts reported below Operating income to its reportable segments, other than equity loss in its equity method investees. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

(e)	Amounts include equity in the losses of equity method investees for the three months ended April 1, 2017 and April 2, 2016 of $260 and $1,241, respectively.
(f)

Amounts represent Other expense, net as shown above, net of foreign currency transaction adjustment of $(1,665) and equity in the losses of equity method investees of $260 for the three months ended April 1, 2017 and Other expense, net as shown above, net of foreign currency transaction adjustment of $(1,135) and equity in the losses of equity method investees of $1,241 for the three months ended April 2, 2016.